Exhibit 23.1

Date: May 9, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Cannabics Pharmaceuticals Inc.

We hereby consent to the inclusion in the Registration Statement (the “Registration Statement”) on Form S-1 of Cannabics Pharmaceuticals Inc. (the “Company”) of our report, dated November 4, 2020, with respect to our audit of the financial statements of the Company as of August 31, 2020 and 2019 included in the filing of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Weinstein International CPA

Tel Aviv, Israel